UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 17, 2012

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208-664-5066

(Registrant’s telephone number)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 17, 2012, the Company appointed David Segelov as Chief Executive Officer.  Mr. Segelov currently serves as President of the Company and a member of the Board of Directors.  Following is a brief description of Mr. Segelov’s prior business experience.

Mr. David Segelov is a Chartered Financial Analyst who holds an MBA from Columbia University in New York City.  He also holds a Bachelor of Laws (LL.B.) and Bachelor of Economics from Sydney University, Australia.  Mr. Segelov has a background in the financial markets having worked as an analyst and principal in various investment funds; most recently, Leviticus Partners LLP based in New York, from 2006-08.  Leviticus Partners specialized in long term holdings of micro-cap companies and turn-around situations.  From 2008 to 2012, he was principal in his own firm, Reverse Swing Capital, which provided research and investment ideas and due diligence to a number of private investment funds focused on the resource industry in Australia, Africa and the Americas.  Currently Reverse Swing Capital is not actively engaged in business while Mr. Segelov devotes his time and energy to Star Gold.  With the exception of his involvement with Star Gold, during the last five years Mr. Segelov has held no executive offices or board positions with any public companies.

There are no family relationships between Mr. Segelov and any member of the Board of Directors or any other officer of the Company.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

October 22, 2012